Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

October 25, 2017

Carrizo Oil & Gas, Inc.

500 Dallas Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be sold by the selling shareholders identified therein (the “Selling Shareholders”) from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include: (i) 250,000 shares of 8.875% redeemable preferred stock, par value $0.01 per share (the “8.875% Redeemable Preferred Stock”), of the Company that are held by the Selling Shareholders, (ii) an aggregate of 6,750,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, consisting of (a) 4,000,000 shares of Common Stock that may be issued as payment of dividends on the 8.875% Redeemable Preferred Stock that is held by the Selling Shareholders (the “Dividend Shares”) and (b) 2,750,000 additional shares of Common Stock that may be issued upon exercise of the Company’s Series A warrants (the “Warrants”) that are held by the Selling Shareholders (together with an indeterminate number of shares of Common Stock that may be issued upon exercise of the Warrants as a result of anti-dilution adjustments, the “Warrant Shares”) and (iii) an indeterminate number of shares of Common Stock that may be issued upon redemption of the 8.875% Redeemable Preferred Stock that is held by the Selling Shareholders (the “Redemption Shares,” and together with the 8.875% Redeemable Preferred Stock, the Dividend Shares and the Warrant Shares, the “Securities”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date, including the Statement of Resolutions Establishing Series of 8.875% Redeemable Preferred Stock of the Company, as amended to date (the “Statement of Resolutions”), and the Amended and Restated Bylaws of the Company, as amended to date (collectively, the “Charter Documents”), (ii) the originals, or copies certified or otherwise identified, of corporate records of the Company, (iii) the Warrants and the warrant agreement relating thereto and (iv) certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

Carrizo Oil & Gas, Inc.	- 2 -	October 25, 2017

In giving the opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof and such original copies are authentic and that all information submitted to us is accurate and complete.

In connection with this opinion, we also have assumed that:

(i) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Act;

(ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and any Selling Shareholders;

(iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) the Board of Directors of the Company or, to the extent permitted by the Texas Business Organizations Code (the “TBOC”) and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Redemption Shares and the Dividend Shares and related matters;

(v) any distribution of the Dividend Shares and any redemption effected with the Redemption Shares and any issuance of the Warrant Shares upon exercise of the Warrants will be made in accordance with the Charter Documents and the TBOC; and

(vi) in the case of shares of 8.875% Redeemable Preferred Stock, Redemption Shares, Dividend Shares or Warrant Shares to be sold by the Selling Shareholders, (a) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, and (b) upon the issuance of any Redemption Shares, Dividend Shares and Warrant Shares subsequent to the date hereof, the total number of shares of Common Stock issued and outstanding on the dates subsequent to the date hereof on which such Redemption Shares, Dividend Shares and Warrant Shares are issued will not exceed the total number of shares of Common Stock that are then authorized under the Charter Documents in effect on such dates and not otherwise issued or reserved for issuance.

Carrizo Oil & Gas, Inc.	- 3 -	October 25, 2017

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The shares of 8.875% Redeemable Preferred Stock included in the Securities have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

2. The Redemption Shares included in the Securities, when issued upon redemption of the 8.875% Redeemable Preferred Stock in accordance with the terms of the Statement of Resolutions, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.

3. The Dividend Shares included in the Securities, when issued as payment of dividends on the 8.875% Redeemable Preferred Stock in accordance with the terms of the Statement of Resolutions and upon declaration of such dividends by the Board, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.

4. The Warrant Shares included in the Securities, when paid for and issued upon exercise of the Warrants in accordance with the terms of the Warrants and the warrant agreement relating thereto, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the laws of the State of Texas and applicable federal law, each as currently in effect. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and any related 462(b) Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.